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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of McKesson Corporation, on Form S-8 of our report dated April 30, 2001 (which report refers to certain shareholder litigation as discussed in Financial Note 18 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 2001.



/s/DELOITTE & TOUCHE LLP
San Francisco, California
March 21, 2002